Exhibit 31.2

OFFICER’S CERTIFICATION PURSUANT TO

RULE 13a-14(a)/15d-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

I, Richard Rosenstein, certify that:

1.                I have reviewed this Annual Report on Form 10-K/A of SFX Entertainment, Inc.; and

2.                Based on my knowledge, this Annual Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report.

Date:	April 29, 2015	By:	/s/ Richard Rosenstein
Richard Rosenstein
Chief Financial Officer